COOPERS
&LYBRAND



HANIL VALENCE CO., LTD.
(A DEVELOPMENT-STAGE ENTERPRISE)


REPORT ON AUDIT OF
FINANCIAL STATEMENTS


FOR THE YEAR ENDED MARCH 31, 1998


PREPARED UNDER ACCOUNTING
PRINCIPLES GENERALLY ACCEPTED
IN THE UNITED STATES OF AMERICA



SAMIL
ACCOUNTING
CORPORATION

[COOPERS & LYBRAND LETTERHEAD]


                         REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and
Board of Directors
Hanil Valence Co., Ltd.


We have audited the accompanying balance sheet of Hanil Valence Co., Ltd. (a development-stage enterprise) as of March 31, 1998 and the related statements of operations, accumulated deficit, and cash flows for the year ended March 31, 1998, expressed in Korean Won. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hanil Valence Co., Ltd. (a development-stage enterprise) as of March 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The financial statements of Hanil Valence Co., Ltd. (a development-stage enterprise) for the period from July 19, 1996 (date of inception) to March 31, 1997 presented herein for comparative purpose, were not audited or reviewed and accordingly, express no opinion or other form of assurance on them.

As fully discussed in Note 7 to the financial statements, the operations of the Company may be significantly affected by the country's unstable economy caused by currency volatility and unstable financial markets in Korea. As a result, there are significant uncertainties that may affect future operations, the recoverability of the Company's assets and the ability of the Company to maintain or pay its debts as they mature. The ultimate outcome of this matter cannot presently be determined. The financial statements do not include any adjustments that might result from these uncertainties.

Seoul, Korea

May 11, 1998


                                       /s/ SAMIL ACCOUNTING CORPORATION

                              HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                                   BALANCE SHEETS
                              March 31, 1998 and 1997

                                --------------------

                                                 Thousands of                                  U.S. Dollars
                                                  Korean  Won                                    (Note 2)
                                       ---------------------------------           ----------------------------------
                                           1998                 1997                   1998                  1997
                                       ------------         ------------           ------------          ------------
                                                             (unaudited)                                  (unaudited)
ASSETS

Current assets:
  Cash and bank deposits (Note 3)        W3,373,025           W1,063,928             $2,446,348            $1,185,964
  Accounts receivable, other                200,000            2,200,000                145,054             2,452,346
  Marketable securities (Note 4)          1,528,475               26,100              1,108,554                29,094
  Advance payments                              909                    -                    659                     -
  Prepaid expenses                            5,119                  698                  3,713                   778
  Prepaid income taxes                      107,186               25,761                 77,739                28,716
  Other current assets                       27,649                  177                 20,053                   197
                                       ------------         ------------           ------------          ------------
    Total current assets                  5,242,363            3,316,664              3,802,120             3,697,095

Property and equipment, net of
  accumulated depreciation (Note 5)      15,764,495            1,824,225             11,433,489             2,033,469
Non-current bank deposits (Note 3)          410,786                    -                297,930                     -
Deferred royalty (Notes 2, 7 and 9)       4,293,000            2,060,750              3,113,577             2,297,124
Rental and other deposits (Note 7)          627,993              584,790                455,463               651,867
Organization costs (Note 2)                   3,113                9,338                  2,258                10,409
                                       ------------         ------------           ------------          ------------
    Total assets                        W26,341,750           W7,795,767            $19,104,837            $8,689,964
                                       ------------         ------------           ------------          ------------
                                       ------------         ------------           ------------          ------------


       The accompanying notes are an integral part of these statements.


Continued ;

                           HANIL VALENCE CO., LTD.
                       (A development-stage enterprise)

                           BALANCE SHEETS, Continued
                            March 31, 1998 and 1997
                             ---------------------

                                                          Thousands of                              U.S. Dollars
                                                           Korean  Won                                (Note 2)
                                              ------------------------------------       ----------------------------------
                                                   1998                  1997                1998                  1997
                                              -------------          -------------       -------------          -----------
                                                                      (unaudited)                               (unaudited)
LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable, other (Note 9)              W 3,312,710            W  197,072         $ 2,402,604             $219,677
  Accrued expenses                                  266,961                30,929             193,618               34,476
  Current portion of long-term debt (Note 6)        344,700                     -             250,000                    -
  Unearned income                                   150,000                     -             108,790                    -
  Other current liabilities                          64,409                 6,305              46,714                7,028
                                              -------------          ------------       -------------           ----------
    Total current liabilities                     4,138,780               234,306           3,001,726              261,181

Long-term debt, net of current
  maturities (Note 6)                            14,824,573             2,242,750          10,751,794            2,500,000
Accrued severance benefits, net of transfer
  to National Pension Fund (Note 2)                  81,695                     -              59,250                    -
Unearned income (Note 7 and 9)                    1,800,000             2,000,000           1,305,483            2,229,406
                                              -------------          ------------       -------------           ----------
    Total  liabilities                           20,845,048             4,477,056          15,118,253            4,990,587
                                              -------------          ------------       -------------           ----------

Commitments and Contingencies (Note 7)

Shareholders' equity:
  Common stock, par value W5,000;
    authorized 1,600,000 shares;
    issued and outstanding 1,600,000
    shares in 1998 and 800,000 shares
    in 1997 (Note 1)                              8,000,000             4,000,000           9,396,650            4,895,182
  Additional paid-in capital                      2,242,150                41,791           2,529,100               50,890
  Accumulated deficit                            (4,745,448)             (723,080)         (4,429,516)            (858,490)
  Translation adjustment (Note 2)                         -                     -          (3,509,650)            (388,205)
                                              -------------          ------------       -------------           ----------
Total shareholders' equity                        5,496,702             3,318,711           3,986,584            3,699,377
                                              -------------          ------------       -------------           ----------
Total liabilities and
  shareholders' equity                          W26,341,750            W7,795,767         $19,104,837           $8,689,964
                                              -------------          ------------       -------------           ----------
                                              -------------          ------------       -------------           ----------


       The accompanying notes are an integral part of these statements.

                              HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                  STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                       for the year ended March 31, 1998 and
         the period from July 19, 1996 (date of inception) to March 31, 1997
                        ----------------------------------

                                                          Thousands of                               U.S. Dollars
                                                          Korean  Won                                  (Note 2)
                                              -----------------------------------          ---------------------------------
                                                   1998                 1997                   1998                 1997
                                              -----------            ---------            -----------            ---------
                                                                     (unaudited)                                 (unaudited)
Sales                                             W     -                W   -                $     -              $     -

Cost of sales                                           -                    -                      -                    -
                                              -----------            ---------            -----------            ---------

Gross profit                                            -                    -                      -                    -

Selling and
  administrative expenses                         736,842              588,424                654,162              698,617
                                              -----------            ---------            -----------            ---------

Operating loss                                   (736,842)            (588,424)              (654,162)            (698,617)
                                              -----------            ---------            -----------            ---------

Non-operating income (expense):
  Interest income                                 503,965              129,055                447,416              153,223
  Foreign exchange gain                           933,160               15,500                828,452               18,402
  Commission income                                50,000                    -                 44,389                    -
  Interest expense                               (278,344)             (78,585)              (247,112)             (93,301)
  Foreign exchange loss                        (4,365,239)            (197,513)            (3,875,424)            (234,501)
  Amortization of organization costs               (1,530)              (3,113)                (1,358)              (3,696)
  Research and development costs                  (26,905)                   -                (23,886)                   -
  Loss on disposition of marketable
    securities                                   (100,900)                   -                (89,578)                   -
  Others, net                                         267                    -                    237                    -
                                              -----------            ---------            -----------            ---------
                                               (3,285,526)            (134,656)            (2,916,864)            (159,873)
                                              -----------            ---------            -----------            ---------

Net loss before income taxes                   (4,022,368)            (723,080)            (3,571,026)            (858,490)

Provision for income taxes (Note 8)                     -                    -                      -                    -
                                              -----------            ---------            -----------            ---------
Net loss                                       (4,022,368)            (723,080)            (3,571,026)            (858,490)

Accumulated deficit, beginning of
  the period                                     (723,080)                  (-)              (858,490)                  (-)
                                              -----------            ---------            -----------            ---------
Accumulated deficit, end of
  the period                                  W(4,745,448)           W(723,080)           $(4,429,516)           $(858,490)
                                              -----------            ---------            -----------            ---------
                                              -----------            ---------            -----------            ---------


       The accompanying notes are an integral part of these statements.


Continued;

                              HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

            STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT, Continued
                          for the cumulative period
             from July 19, 1996 (date of inception) to March 31, 1998
                        ----------------------------------

                                         Thousands of         U.S. Dollars
                                          Korean  Won           (Note 2)
                                        -------------         ------------
Sales                                    W         -           $         -

Cost of sales                                      -                     -
                                         -----------           -----------

Gross profit                                       -                     -

Selling and
  administrative expenses                  1,325,266             1,352,779
                                         -----------           -----------

Operating loss:                           (1,325,266)           (1,352,779)
                                         -----------           -----------

Non-operating income (expense):
  Interest income                            633,020               600,639
  Foreign exchange gain                      948,660               846,854
  Commission income                           50,000                44,389
  Interest expense                          (356,929)             (340,413)
  Foreign exchange loss                   (4,562,752)           (4,109,925)
  Amortization of organization costs          (4,643)               (5,054)
  Research and development costs             (26,905)              (23,886)
  Loss on disposition of marketable
    securities                              (100,900)              (89,578)
  Others, net                                    267                   237
                                         -----------           -----------
                                          (3,420,182)           (3,076,737)
                                         -----------           -----------

Net loss before income taxes              (4,745,448)           (4,429,516)

Provision for income taxes (Note 8)                -                     -
                                         -----------           -----------
Net loss                                  (4,745,448)           (4,429,516)


Accumulated deficit, beginning of
  the period                                       -                     -
                                         -----------           -----------
Accumulated deficit, end of
  the period                             W(4,745,448)          $(4,429,516)
                                         -----------           -----------
                                         -----------           -----------


       The accompanying notes are an integral part of these statements.

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                              STATEMENTS OF CASH FLOWS
                         for the year ended March 31, 1998 and
        the period from July 19, 1996 (date of inception) to March 31, 1997
                         ----------------------------------

                                                                    Thousands of                           U.S. Dollars
                                                                     Korean Won                              (Note 2)
                                                           --------------------------------       --------------------------------
                                                               1998                 1997             1998                1997
                                                           -------------        -----------      ------------       -------------
                                                                                (unaudited)                          (unaudited)
Cash flows from operating activities:
 Net loss                                                     W(4,022,368)       W  (723,080)     $(3,571,026)     $  (858,490)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
  Depreciation                                                    35,122             23,991           31,181           28,484
  Loss on foreign exchange translation, net                    3,432,079            182,013        3,046,972          216,098
  Accrued severance benefit                                       30,333                  -           26,929                -
  Loss on disposition of marketable
   securities                                                    100,900                  -           89,578                -
  Amortization of organization costs                               1,530              3,113            1,358            3,696

Changes in operating assets and liabilities:
  Accounts receivable, other                                     2,000,000         (2,200,000)       1,450,537       (2,452,346)
  Advance payments                                                  (909)                 -             (659)               -
  Prepaid expenses                                                (4,421)              (698)          (3,206)            (778)
  Prepaid income taxes                                           (81,425)           (25,761)         (59,055)         (28,716)
  Other current assets                                           (27,472)              (177)         (19,925)            (197)
  Accounts payable, other                                      3,115,652            212,559        2,259,684          236,940
  Accrued expenses                                               236,032             30,929          171,187           34,477
  National Pension Fund                                           (9,448)                 -           (6,852)               -
  Other current liabilities                                       58,104              6,305           42,140            7,028
  Unearned income                                                (50,000)         2,000,000          (36,263)       2,229,406
  Payment of severance benefit                                   (10,000)                 -           (7,253)               -
                                                            ------------         ----------      -----------       ----------
Net cash provided by (used in)
 operating activities                                          4,803,709           (490,806)       3,415,327         (584,398)
                                                            ------------         ----------      -----------       ----------
Cash flows from investing activities:
  Disposition of marketable securities                         8,122,900                  -        5,891,282                -
  Acquisition of marketable securities                        (9,726,175)           (26,100)      (7,054,087)         (29,094)
  Increase of non-current bank deposit                          (410,786)                 -         (297,930)               -
  Acquisition of property and equipment                      (13,904,582)        (1,848,216)     (10,084,553)      (2,060,212)
  Increase of rental deposit                                     (43,203)          (584,790)         (31,334)        (651,867)
  Increase of deferred royalty                                (2,232,250)        (2,060,750)      (1,618,980)      (2,297,124)
  Organization costs                                               4,695            (12,451)           3,405          (13,879)
                                                           -------------        -----------      -----------       ----------
Net cash used in investing activities                        (18,189,401)        (4,532,307)     (13,192,197)      (5,052,176)
                                                           -------------        -----------      -----------       ----------


              The accompanying notes are an integral part of these statements.


Continued;

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                        STATEMENTS OF CASH FLOWS, Continued
                         for the year ended March 31, 1998 and
        the period from July 19, 1996 (date of inception) to March 31, 1997
                        ----------------------------------

                                                                Thousands of                       U.S. Dollars
                                                                 Korean  Won                         (Note 2)
                                                           -------------------------       ----------------------------
                                                               1998           1997             1998           1997
                                                           -------------  -----------      ------------  --------------
                                                                          (unaudited)                      (unaudited)
Cash flows from financing activities:

  Increase in long-term debt                                 W9,494,430    W2,045,250        $6,886,010      $2,279,846
  Issuance of common stock                                    6,200,359     4,041,791         6,979,678       4,946,072
                                                            -----------   -----------       -----------   -------------
Net cash provided by financing
 activities                                                  15,694,789     6,087,041        13,865,688       7,225,918
                                                            -----------   -----------       -----------   -------------

Translation adjustment                                                -             -        (2,828,434)       (403,380)
                                                            -----------   -----------       -----------   -------------
Net increase in cash and
 cash equivalents                                             2,309,097     1,063,928         1,260,384       1,185,964

Cash and cash equivalents at
 beginning of the year                                        1,063,928             -         1,185,964               -
                                                            -----------   -----------       -----------   -------------

Cash and cash equivalents at
  end of the year                                            W3,373,025    W1,063,928        $2,446,348      $1,185,964
                                                            -----------   -----------       -----------   -------------
                                                            -----------   -----------       -----------   -------------
SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

Cash paid during the year for:

  Interest, net of capitalized interest                        W272,802       W67,411          $242,191         $80,035
                                                            -----------   -----------       -----------   -------------
                                                            -----------   -----------       -----------   -------------
  Income taxes                                                 W 81,425       W25,761          $ 59,055         $28,716
                                                            -----------   -----------       -----------   -------------
                                                            -----------   -----------       -----------   -------------


          The accompanying notes are an integral part of these statements.


Continued;

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                        STATEMENTS OF CASH FLOWS, Continued
                                   for the cumulative
          Period from July 19, 1996 (date of inception) to March 31, 1998
                         ----------------------------------

                                                           Thousands of             U.S. Dollars
                                                            Korean  Won               (Note 2)
                                                        ------------------       ------------------
Cash flows from operating activities:
 Net loss                                                 W (4,745,448)              $ (4,429,516)
 Adjustments to reconcile net loss to net
 cash provided by operating activities:
  Depreciation                                                  59,113                     59,665
  Loss on foreign exchange translation, net                  3,614,092                  3,263,070
  Accrued severance benefit                                     30,333                     26,929
  Loss on disposition of marketable
   securities                                                  100,900                     89,578
  Amortization of organization costs                             4,643                      5,054

Changes in operating assets and liabilities:
  Accounts receivable, other                                  (200,000)                  (145,054)
  Advance payment                                                 (909)                      (659)
  Prepaid expenses                                              (5,119)                    (3,713)
  Prepaid income taxes                                        (107,186)                   (77,739)
  Other current assets                                         (27,649)                   (20,053)
  Accounts payable, other                                    3,328,211                  2,413,846
  Accrued expenses                                             266,961                    193,618
  National Pension Fund                                         (9,448)                    (6,849)
  Other current liabilities                                     64,409                     46,714
  Unearned income                                            1,950,000                  1,414,273
  Payment of severance benefit                                 (10,000)                    (7,253)
                                                           -----------                -----------
Net cash provided by operating activities                    4,312,903                  2,821,911
                                                           -----------                -----------

Cash flows from investing activities:
  Disposition of marketable securities                       8,122,900                  5,891,282
  Acquisition of marketable securities                      (9,752,275)                (7,073,016)
  Increase of non-current bank deposit                        (410,786)                  (297,930)
  Acquisition of property and equipment                    (15,752,798)               (11,425,006)
  Increase of rental deposit                                  (627,993)                  (455,463)
  Increase of deferred royalty                              (4,293,000)                (3,113,577)
  Organization costs                                            (7,756)                    (5,626)
                                                           -----------                -----------
Net cash used in investing activities                      (22,721,708)               (16,479,336)
                                                           -----------                -----------


           The accompanying notes are an integral part of these statements.


Continued;

                             HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                        STATEMENTS OF CASH FLOWS, Continued
                                for the cumulative
           period from July 19, 1996 (date of inception) to March 31, 1998
                          ----------------------------------

                                              Thousands of             U.S. Dollars
                                               Korean Won                (Note 2)
                                              ------------             ------------
Cash flows from financing activities :
  Increase in long-term debt                   W11,539,680             $ 8,369,365
  Issuance of common stock                      10,242,150              11,925,750
                                               -----------             -----------

Net cash provided by financing
  activities                                    21,781,830              20,295,115
                                               -----------             -----------

Translation adjustment                                   -              (4,191,342)
                                               -----------             -----------
Net increase in cash and
  cash equivalents                               3,373,025               2,446,348

Cash and cash equivalents at
  beginning of the year                                  -                       -
                                               -----------             -----------

Cash and cash equivalents at
  end of the year                              W 3,373,025             $ 2,446,348
                                               -----------             -----------
                                               -----------             -----------


SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

Cash paid during the year for:

Interest, net of capitalized interest          W   340,213             $   322,226
                                               -----------             -----------
                                               -----------             -----------
Income taxes                                   W   107,186             $    77,739
                                               -----------             -----------
                                               -----------             -----------


          The accompanying notes are an integral part of these statements.

                             HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                          NOTES TO FINANCIAL STATEMENTS
                             March 31, 1998 and 1997



1.   THE COMPANY:

     Hanil Valence Co., Ltd. (the "Company") was incorporated on July 19, 1996 under the Commercial Code of the Republic of Korea to manufacture and sell solid polymer batteries and related products. The Company is in its development stage and expects to begin sale of its products during the year ended March 31, 1999.

     In accordance with the Foreign Capital Inducement Law, the Company was registered with the Ministry of Finance and Economy as a foreign invested company on October 5, 1996.

     Including the initial capitalization of 400,000 shares, there are 1,600,000 total issued and outstanding equity shares at March 31, 1998, of which Valence Technology B.V. owns 50% and the remainder are held by Korean investors.

     In accordance with a joint venture agreement, during the year ended March 31, 1998, the Company issued an additional 800,000 shares of common stock, raising the total number outstanding shares to 1,600,000 shares. The new shares were subscribed equally by Valence Technology B.V. at par value and Korean shareholders including Hanil Cement Manufacturing Co., at the twice par value.

     The Company is in the development stage and has incurred losses and negative cash flow from operating activities since its inception. These circumstances raise substantial doubt about the ability of the Company to continue as a going concern. The Company's continued existence is dependent on its ability to generate revenue and/or obtain sufficient equity or debt financing. Management is seeking additional funding through equity infusions or debt financing. The financial statements do not include any adjustment that may result from the outcome of this uncertainty.


Continued;

                             HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting policies followed by the Company in the preparation of its financial statements are summarized below:

     BASIS OF FINANCIAL STATEMENT PRESENTATION -

     The official accounting records of the Company are expressed in Korean Won and are maintained in accordance with the laws and regulations of the Republic of Korea. The accompanying financial statements have been adjusted to confirm with generally accepted accounting principles in the
     United States of America.   The statutory fiscal year of the Company is
     from January 1 to December 31.

     USE OF ESTIMATES -

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

     TRANSLATION INTO UNITED STATES DOLLARS -

     The Korean Won is the functional currency of the Company. The U.S. Dollar presentation has been set forth for the convenience of the reader and translation adjustments have been made in accordance with Statement of Financial Accounting Standards (SFAS) No. 52; "Foreign Currency Translation". Accordingly, translation adjustments have been included in shareholders' equity, expressed in U.S. Dollars.

     The current exchange rates at March 31, 1998 and 1997 of W1,378.8 : US$1 and W897.1 : US$1, respectively, are used to translate assets and liabilities; historical rates are used to translate shareholders' equity; and average exchange rates for the year ended March 31, 1998 and the period from July 19, 1996 (date of inception) to March 31, 1997 of W1,126.39 : US$1 and W842.27 : US$1, respectively, are used to translate revenues and expenses.


Continued;

                             HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                             March 31, 1998 and 1997


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

     TRANSLATION INTO UNITED STATES DOLLARS, Continued -

     The change in the balance of the translation adjustment account is as follows:

                                                  U.S. Dollars
                                         ----------------------------
                                             1998             1997
                                         ------------       ---------
     Balance, beginning of year          $  (388,205)       $       -

     Adjustment from:

       Net asset translation              (3,775,175)        (440,676)
       Net income                            653,730           52,471
                                         -----------        ---------
                                         $(3,509,650)       $(388,205)
                                         -----------        ---------
                                         -----------        ---------

     MARKETABLE SECURITIES -

     Marketable securities are stated at cost which approximates market value and are comprised of investments in government issued bonds and beneficiary certificates.

     PROPERTY AND EQUIPMENT AND RELATED DEPRECIATION -

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets as described below:

                                                  Estimated
                                             Useful Lives (years)
                                           ------------------------
     Vehicles                                         5
     Tools, furniture and fixtures                    5

     The Company capitalizes financing costs on funds used to finance the purchase or construction of property, plant and equipment as part of the cost of such assets. Interest costs capitalized during the year ended March 31, 1998 were W453 million.

     The costs of routine maintenance and repairs are charged to expense as incurred. Expenditures which enhance the value or extend the useful life of the assets involved are capitalized. Gains or losses on the disposal of assets are recognized in current operations.


Continued;

                              HANIL VALENCE CO., LTD.
                         (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                             March 31, 1998 and 1997


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued:

     ACCRUED SEVERANCE BENEFITS -

     Employees and directors with more than one year of service are entitled to receive a lump-sum payment upon termination of their employment with the Company, based on their length of service and rate of pay at the time of termination. Accrued severance benefits represent the amounts which would be payable assuming all eligible employees and directors terminated their employment as of March 31, 1998.

     In accordance with the National Pension Act, a certain portion of accrued severance benefits was contributed to the National Pension Fund and deducted from accrued severance benefits. The contributed amount shall be refunded to the employees on their retirement by the National Pension Fund.

     INCOME TAXES -

     Income taxes are recognized based on the liability method pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes are recorded to reflect the expected future tax consequences of temporary differences between the tax bases of assets and liabilities and their financial reporting amount at each balance sheet date. Deferred taxes are recorded at enacted tax rates which will be in effect when the temporary differences are expected to reverse. The provision for income taxes represents taxes currently payable for the year plus the change in the net deferred tax balance. Valuation allowances are established when necessary to reduce deferred tax assets to the amount management estimates to be realized.

     FOREIGN CURRENCY TRANSACTIONS -

     Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at exchange rates prevailing at the balance sheet date. Resulting foreign exchange transaction losses and gains are recognized currently.

     ORGANIZATION COSTS -

     Organization costs are amortized over five years using the straight-line method.


Continued;

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     RESEARCH AND DEVELOPMENT COSTS -

     Research and development costs are charged to expense as incurred. Research and development expenses amount to W26,905 thousand for the year ended March 31, 1998.

     ROYALTIES -

     Royalties paid in connection with the license and support agreement with Valence Technology B.V., a shareholder (see Note 7) are recorded as deferred royalties.

     Deferred royalties will be amortized from the commencement of commercial production of the licensed product over the period during which the benefits are expected to arise.


     CASH AND CASH EQUIVALENTS -

     For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     CONCENTRATIONS OF CREDIT RISK -

     The Company has paid refundable security deposits under the terms of office lease agreements. In addition, the Company deposits cash with various financial institutions. The collection of these funds is subject to the financial condition of lessor and the related financial institutions. Management estimates that allowances in this regard are unwarranted.

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997


3.   CASH AND BANK DEPOSITS:

     Cash and bank deposits at March 31, 1998 and 1997 comprise the following:

                                  Annual            Thousands of            U.S. Dollars
                            Interest Rate (%)        Korea Won                (Note 2)
                            -----------------  ---------------------  ----------------------
                                  1998            1998       1997        1998        1997
                            -----------------  ----------  ---------- ----------  ----------
Cash on hand and in bank               -       W      495  W      602 $      359  $      671
Passbook  accounts              1.0-10.0          472,530     463,326    342,711     516,471
Installment and time
   deposit                     10.0-16.0        1,008,286     600,000    731,278     668,822
Deposit for checking
   accounts                            -            2,500           -      1,813           -
Certificates of deposit       19.3-20.55        2,300,000           -  1,668,117           -
                                               ----------  ---------- ----------  ----------
                                                3,783,811   1,063,928  2,744,278   1,185,964

Less: non-current portion                       (410,786)         (-)  (297,930)         (-)
                                               ----------  ---------- ----------  ----------
                                               W3,373,025  W1,063,928 $2,446,348  $1,185,964
                                               ----------  ---------- ----------  ----------
                                               ----------  ---------- ----------  ----------

     Deposit for checking accounts of W2,500 thousand represent a collateral deposit required to maintain checking accounts.

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997


4.   MARKETABLE SECURITIES:

     Marketable securities as of March 31, 1998 and 1997 comprise the following:


                                  Annual            Thousands of            U.S Dollars
                            Interest Rate(%)         Korean Won               (Note 2)
                            -----------------  ---------------------- ----------------------
                                   1998           1998         1997      1998        1997
                            -----------------  ----------  ---------- ----------  ----------
Public bonds                    5.0-6.0        W   28,475  W   26,100 $  20,652   $   29,094
Beneficiary certificates         19.5           1,500,000           - 1,087,902            -
                                               ----------  ---------- ----------  ----------
                                               W 1,528,475 W   26,100 $1,108,554  $   29,094
                                               ----------  ---------- ----------  ----------
                                               ----------  ---------- ----------  ----------

5.   PROPERTY AND EQUIPMENT:

     Property and equipment at March 31, 1998 and 1997 comprise the following:

                                    Thousands of          U.S. Dollars
                                     Korean Won             (Note 2)
                               ----------------------- ----------------------
                                   1998        1997       1998        1997
                               -----------  ---------- ----------- ----------
Vehicles                       W    66,799  W   40,386 $    48,447 $   45,018
Tools, furniture and fixtures      243,184     102,655     176,374    114,430
                               -----------  ---------- ----------- ----------
                                   309,983     143,041     224,821    159,448
Less: Accumulated depreciation     (59,113)    (23,991)    (42,873)   (26,743)
                               -----------  ---------- ----------- ----------
                                   250,870     119,050     181,948    132,705
Land                             1,643,584   1,600,000   1,192,039  1,783,525
Construction in-progress        13,870,041     105,175  10,059,502    117,239
                               -----------  ---------- ----------- ----------
                               W15,764,495  W1,824,225 $11,433,489 $2,033,469
                               -----------  ---------- ----------- ----------
                               -----------  ---------- ----------- ----------

     The Company's land and construction in-progress are pledged as collateral for long-term loans from Korea Development Bank up to a maximum of US$43,000 thousand at March 31, 1998. Under the terms of these loan agreements the Company is restricted from transferring these assets to the third parties (see Note 6).

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997


6.   LONG-TERM DEBT:

     Long-term debt at March 31, 1998 and 1997 comprises the following:

                                   Annual
                                  Interest
                                  Rates(%)        U.S. Dollars
                               ------------- ---------------------
                                    1998         1998       1997
                               ------------- ---------- ----------
FOREIGN CURRENCY LOANS

Korea First Bank                 LIBOR+1.2   $2,500,000 $2,500,000

Korea Development Bank         LIBOR+1.2-8.9  8,501,794          -
                                             ---------- ----------
                                             11,001,794  2,500,000
Less: current maturities                       (250,000)        (-)
                                            ----------- ----------
                                            $10,751,794 $2,500,000
                                            ----------- ----------
                                            ----------- ----------
Won equivalent (in thousands)               W14,824,573 W2,242,750
                                            ----------- ----------
                                            ----------- ----------

     Certain property and equipment is pledged as collateral for the loans from Korea Development Bank (see Note 5). In addition, repayment of the above loans is guaranteed by Hanil Cement Manufacturing Co., Ltd., a shareholder.

     The annual maturities of long-term debt outstanding at March 31, 1998 are as follows:

                                      Thousands of      U.S.Dollars
            Year                       Korean Won        (Note 2)
    ----------------------            ------------      -----------
    1999. 4 .1-2000. 3. 31            W 1,668,421       $ 1,210,054
    2000. 4. 1-2001. 3. 31              2,642,718         1,916,680
    2001. 4. 1-2002. 3. 31              2,642,718         1,916,680
    2002. 4. 1-2003. 3. 31              2,642,718         1,916,680
      after 2003. 4. 1                  5,227,998         3,791,700
                                      ------------      -----------
                                      W14,824,573       $10,751,794
                                      ------------      -----------
                                      ------------      -----------

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997



7. COMMITMENTS AND CONTINGENCIES:

     The Company entered into a license and support agreement with Valence Technology B.V. of the Netherlands, a shareholder, to obtain the technology for production of certain battery products. Under the terms of the agreement, the Company made an initial royalty payment of US$2,500 thousand for the year ended March 31, 1997 and an additional royalty payment of US$2,500 thousand for the year ended March 31, 1998.

     The Company entered into an exclusive marketing, sales and distribution license agreement with Hanil Telecom Co., Ltd., a shareholder ('Hanil'). Under the terms of the agreement, Hanil has been provided the exclusive right to market, sell and distribute batteries produced by the Company domestically until the end of year 2004. In return, the Company received W2,000 million, which is recorded as unearned income and to be amortized over the period of the agreement.

     The Company rents office space under single-year, operating lease agreements which provide renewal options. Under the terms of the lease agreements, the Company has placed security deposits of W626,035 thousand with the lessors in lieu of monthly rental charges. These deposits are refundable when the Company vacates the premises.

     Korean economy is experiencing severe difficulties relating to currency devaluations, volatile stock markets and slowdown in growth. The operations of the Company may be significantly affected by the country's unstable economy. As a result, there are significant uncertainties that may affect future operations, the recoverability of the Company's assets and the ability of the Company to maintain or pay its debts as they mature. The ultimate outcome of this matter cannot presently be determined. The financial statements do not include any adjustments that might result from these uncertainties.

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997



8. INCOME TAXES, Continued:


     The statutory income tax rate, including residence tax surcharges, applicable to the Company is approximately 30.8%.

     The Company is registered as a high-technology foreign invested company under the Foreign Capital Inducement Law of the Republic of Korea and, thus, is entitled to an exemption from income taxes in proportion to the percentage of qualified foreign equity. Such exemption applies to 100% of the relevant income derived for five years commencing from the first year in which taxable income is realized and 50% for the following three years.

     Due to the tax exemption, the Company's adjusted income tax rate is approximately 15.4%.

     The provision for income taxes for the year ended March 31, 1998 is zero due to the full valuation allowance recorded to off set deferred tax assets.

     Net deferred income tax assets and liabilities are presented to reflect the estimated tax effect of temporary differences. Net deferred income tax assets at March 31, 1998 are comprised of the anticipated future tax benefit (cost) associated with the following items :



                                  Thousands of Korean Won       U.S. Dollars (Note 2)
                                  -----------------------       ---------------------
                                           1998                         1998
                                  -----------------------       ---------------------
Deferred income tax assets:
  Amortization of pre-operating
    cost                                     W253,934                    $184,170
  Foreign currency translation
    loss                                      176,484                     127,998
  Loss carry forward                          456,368                     330,989
  Other                                        39,732                      28,817
                                  -----------------------       ---------------------
                                              926,518                     671,974
                                  -----------------------       ---------------------
Deferred income tax liabilities:
  Royalty amortization for
    tax purposes                             (195,696)                   (141,932)
                                  -----------------------       ---------------------
                                              730,822                     530,042
Valuation allowance                          (730,822)                   (530,042)
                                  -----------------------       ---------------------
Net deferred income tax assets               W     -                     $     -
                                  -----------------------       ---------------------
                                  -----------------------       ---------------------

                                         -20-

                              HANIL VALENCE CO., LTD.
                          (A development-stage enterprise)

                     NOTES TO FINANCIAL STATEMENTS, Continued
                              March 31, 1998 and 1997



9. RELATED PARTY TRANSACTIONS:

     As discussed in Note 7, the Company made royalty payments of US$2,500 thousand to Valence Technology B.V., a shareholder in each of 1998 and 1997. In addition, the Company received W2,000 million of commission income advances from Hanil Telecom Co., Ltd., a shareholder.

     During the year ended March 31, 1998, the Company entered into a construction contract with Hanil Construction Co., Ltd., a shareholder, to build its plant. Under the terms of the contract, the Company made payments of W5,700 thousand during the year and has related accounts payable to the related party at March 31, 1998 of W3,029 million.

                                         -21-